SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        HELIX TECHNOLOGY CORPORATION
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                        HELIX TECHNOLOGY CORPORATION
                         Mansfield Corporate Center
                            Nine Hampshire Street
                          Mansfield, MA 02048-9171
                Telephone (508) 337-5111 - Fax (508) 337-5175

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  Wednesday, April 25, 2001, at 11:00 a.m.

To the Stockholders of Helix Technology Corporation:

      Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Meeting") of Helix Technology Corporation (the "Company") will be held on Wednesday, April 25, 2001, at 11:00 a.m. at The Down Town Club, 225 Franklin Street, Boston, Massachusetts, for the following purposes:

      1.    To elect a Board of Directors;

      2. To transact such other business as may properly come before the Meeting.

      Only stockholders of record at the close of business on March 14, 2001, will be entitled to notice of and to vote at the Meeting.

                                       By Order of the Board of Directors

                                       Beverly L. Armell
                                       Corporate Secretary

Mansfield, Massachusetts
March 30, 2001

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                        HELIX TECHNOLOGY CORPORATION
                         Mansfield Corporate Center
                            Nine Hampshire Street
                          Mansfield, MA 02048-9171
                Telephone (508) 337-5111 - Fax (508) 337-5175

                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Down Town Club, 225 Franklin Street, Boston, Massachusetts, on Wednesday, April 25, 2001, at 11:00 a.m., and at any adjournments thereof. The matters to be considered and acted upon at the Meeting are set forth in the attached Notice of Annual Meeting.

      The record date for the determination of stockholders entitled to notice of and to vote at the Meeting has been fixed by the Board of Directors as the close of business on March 14, 2001. As of that date there were 22,533,364 shares of Common Stock, $1.00 par value per share (the "Common Stock") of the Company outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Votes withheld, abstentions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

      When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting.

      A plurality of the votes cast by stockholders entitled to vote at the Meeting is required for the election of directors. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election.

      This Proxy Statement, the Notice of Annual Meeting, and the form of proxy will first be sent to stockholders on or about March 30, 2001.

                                 PROPOSAL 1
                            ELECTION OF DIRECTORS

      In accordance with Section 2 of Article II of the By-Laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at seven. The Board has nominated Arthur R. Buckland, Matthew
O. Diggs, Jr., Frank Gabron, Robert H. Hayes, Robert J. Lepofsky, Marvin G. Schorr, and Mark S. Wrighton. Each of the nominees is currently a director of the Company and has consented to be nominated and to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, the Board may fill such vacancy for the remainder of the full term.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BUCKLAND, DIGGS, GABRON, AND LEPOFSKY AND DRS. HAYES, SCHORR, AND WRIGHTON TO THE BOARD OF DIRECTORS.


                                                                                            Director
   Name of Nominee         Age                  Principal Occupation                         Since
----------------------------------------------------------------------------------------------------

Arthur R. Buckland         52                                                                1996
Matthew O. Diggs, Jr.      68      General Partner, McClintock Industries                    1997
Frank Gabron               70      Retired Chief Executive Officer of the Company            1980
Robert H. Hayes            64      Professor, Harvard Business School                        1998
Robert J. Lepofsky*        56      President and Chief Executive Officer of the Company      1987
Marvin G. Schorr*          76      Chairman of the Board of the Company,                     1982
                                   Chairman of the Board of Tech/Ops Sevcon, Inc.
Mark S. Wrighton*          51      Chancellor, Washington University, St. Louis              1990

-------------------

*     Member of the Executive Committee

      Mr. Buckland served as President, Chief Executive Officer, and Chairman of CP Clare Corporation from July 1993 until January 2001. From 1992 to 1993 he served as President of FourPi Systems, a privately held company. He served as President of Lex Electronics in the United Kingdom from 1990 to 1991. Prior to 1990, he held executive management positions at Schlumberger Ltd., Teradyne, Fairchild, and Texas Instruments Incorporated.

      Mr. Diggs has served as a General Partner of McClintock Industries, formerly The Diggs Group, a private investment firm, since 1990. Prior to 1990, he served as Vice Chairman of Copeland Corporation from 1987 to 1990 and as President and Chief Executive Officer from 1975 to 1987. He currently serves as a director of Ripplewood Holdings, Wright State University, and Price Brothers Company.

      Mr. Gabron served as Chairman of the Board of the Company from January 1981 through July 1996. He served as President of the Company from November 1980 to February 1987 and Chief Executive Officer of the Company from November 1980 until December 1988.

      Dr. Hayes is the Philip Caldwell Professor, Emeritus at Harvard Business School, where he specializes in operations and technology management. Prior to his appointment to the Harvard Faculty in 1966, Dr. Hayes worked for IBM and McKinsey & Company. He is a director of the American Productivity & Quality Center and Applera Corporation.

      Mr. Lepofsky has served as President of the Company since February 1987, and as Chief Executive Officer of the Company since January 1989. He was Chief Operating Officer of the Company from December 1982 to December 1988, and was Senior Vice President from December 1982 to February 1987. Prior to December 1982, Mr. Lepofsky was a Vice President of the Company for two years.

      Dr. Schorr was elected Chairman of the Board of the Company in August 1996. He served as President and Chief Executive Officer of Tech/Ops, Inc., from 1962 to 1987 and Chairman of the Board of that company from 1981 to 1987. In 1987 Tech/Ops was reorganized into three companies: Landauer, Inc., Tech/Ops Sevcon, Inc., and Tech/Ops Corporation, of which the former two are publicly owned manufacturers of technology-based products and services, and the latter was a privately owned consulting business that was dissolved in 1999. Dr. Schorr has been Chairman of the Board of Directors of Tech/Ops Sevcon, Inc. since 1987, and was Chairman of the Board of Directors of Landauer, Inc., and Tech/Ops Corporation, Inc., from 1987 to 1999.

      Dr. Wrighton has been Chancellor of Washington University in St. Louis since July 1995. He was Provost of Massachusetts Institute of Technology from 1990 until 1995, and held the Ciba-Geigy Chair in Chemistry at MIT. He joined the faculty at MIT in 1972 as Assistant Professor of Chemistry, was appointed Associate Professor in 1976 and Professor in 1977. From 1981 until 1989 he held the Frederick G. Keyes Chair in Chemistry and was Head of the Department of Chemistry from 1987 until 1990. Dr. Wrighton also serves as a director of Ionics, Inc., OIS Optical Imaging Systems, Inc., Cabot Corporation, and A.G. Edwards, Inc.

      There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

                           COMMITTEES OF THE BOARD

      In addition to the Executive Committee, the Board of Directors has an Audit Committee consisting of Messrs. Buckland, Diggs and Gabron; and a Human Resources and Compensation Committee consisting of Drs. Hayes, Schorr and Wrighton. The functions of the Audit Committee are to oversee the engagement of auditors, including the fee, scope, and timing of the audit and any other services rendered; to review policies and procedures and the effectiveness of internal controls; and to oversee the financial reporting process, including review of the audited financial statements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. Each member of the Audit Committee is independent as defined by applicable Nasdaq Stock market listing standards. The functions of the Human Resources and Compensation Committee include the review and approval of executive compensation and the administration and supervision of the Company's equity compensation plans.

      During the year ended December 31, 2000, the Board of Directors held five meetings, the Audit Committee held three meetings and the Human Resources and Compensation Committee held two meetings. During the year, all directors attended at least 75% percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which they served.

                           AUDIT COMMITTEE REPORT

      In the course of its oversight of the Company's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000, (ii) discussed with PricewaterhouseCoop-ers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

      Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                       By the Audit Committee,

                                       Frank Gabron (Chair)
                                       Arthur R. Buckland
                                       Matthew O. Diggs, Jr.

                           EXECUTIVE COMPENSATION

      The following table provides certain summary information concerning compensation paid by the Company for services in all capacities for the years ended December 31, 2000, 1999, and 1998, to the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (all four hereinafter referred to as the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE

                                                                Long-Term
                                                              Compensation
                                                                 Awards
                                                              -------------           All Other
                                                               Securities           Compensation
                                     Annual Compensation       Underlying      ----------------------
Name and                            ----------------------    Stock Options     401(k)
Principal Position        Year       Salary         Bonus       (Shares)       Match(1)      Other(2)
-----------------------------------------------------------------------------------------------------

Robert J. Lepofsky        2000      $425,000      $175,000            -        $10,200        $2,658
 President and Chief      1999       390,000       150,000      200,000         10,000         2,431
 Executive Officer        1998       380,000        40,000            -          7,150         1,943

Robert E. Anastasi        2000       200,000       100,000       10,000         10,200           595
 Executive Vice           1999       185,000        85,000            -         10,000           579
 President                1998       180,000        30,000       40,000          8,650           768

Michael El-Hillow         2000       200,000        80,000       10,000         10,200           388
 Senior Vice President    1999       185,000        80,000            -         10,000           359
 and Chief Financial      1998       180,000        35,000       40,000          6,000           464
 Officer

Christopher Moody         2000       200,000        80,000       10,000          6,000           255
 Senior Vice President    1999       185,000        85,000            -              -           221
                          1998       180,000        35,000       50,000              -           269

-------------------
<F1>  Represents Company matching contributions under the Company's 401(k)
      Plan.
<F2>  Represents premiums paid by the Company for excess group life insurance.

                         STOCK OPTION GRANTS IN 2000

      The following table provides information concerning the Grant of Stock Options (also reported in the Summary Compensation Table) under the Company's 1996 Equity Incentive Plan during the year ended December 31, 2000, to the Named Executive Officers:

                                                                                   Potential Realizable Value
                      Number of     Percentage of                                   at Assumed Annual Rates
                      Securities    Total Options                                    of Stock Appreciation
                      Underlying     Granted to      Exercise                          for Option Term(2)
                       Options      Employees in       Price        Expiration     --------------------------
      Name            Granted(1)        2000        (Per Share)        Date            5%             10%
-------------------------------------------------------------------------------------------------------------

Robert E. Anastasi      10,000           25%         $65.96875      02/25/2010      $414,874      $1,051,372
Michael El-Hillow       10,000           25%          65.96875      02/25/2010       414,874       1,051,372
Christopher Moody       10,000           25%          65.96875      02/25/2010       414,874       1,051,372

-------------------
<F1>  These options are exercisable in four equal annual cumulative installments beginning one year from the date of grant, which was February 25, 2000.
<F2>  The 5% and 10% rates used are mandated by the Securities and Exchange
      Commission. The actual value, if any, that an executive may realize upon option exercises will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the values calculated by using these assumed appreciation rates. No gain to the executives is possible without an increase in the price of the Common Stock, which would benefit all stockholders proportionately.

       STOCK OPTION EXERCISES IN 2000 AND YEAR-END STOCK OPTION VALUES

      The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the year and the value of unexercised options held at December 31, 2000:

                                                         Number of Securities
                                                        Underlying Unexercised             Value of Unexercised
                                                            Options Held at               In-the-Money Options at
                        Shares                             December 31, 2000                December 31, 2000(2)
                      Acquired on      Value         -----------------------------     ----------------------------
      Name             Exercise      Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------------------------------------------------------------------------------------------------------

Robert J. Lepofsky     185,000      $11,718,750             -          175,000           $      -        $656,250
Robert E. Anastasi           -                -        51,250           33,750            289,922          52,266
Michael El-Hillow            -                -        35,000           35,000            147,656          68,594
Christopher Moody       27,500          956,523         7,500           42,500                  -          36,328

-------------------
<F1>  "Value Realized" represents the difference between the exercise price and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes that may have been owed.
<F2>  Based on the mean between the high and low prices for the Common
      Stock of the Company as reported by The Nasdaq Stock Marketr on December 29, 2000, ($24.5625), less the price to be paid upon exercise.

                             RETIREMENT PROGRAM

      The following table sets forth estimated combined annual benefits under the Company's Pension Plan and the Company's Supplemental Key Executive Retirement Plan ("SERP"), on a straight-life annuity basis, to persons in specified compensation and years-of-service categories, as if they had retired at age 65 at December 31, 2000:

                                           Estimated Annual Pension
  Average Annual                           (Including SERP Benefits)
   Compensation                       Based on Years of Service Indicated
on which Retirement     ----------------------------------------------------------------
Benefits Are Based      10 Years      15 Years      20 Years      25 Years      30 Years
----------------------------------------------------------------------------------------

     $200,000           $ 32,146      $ 48,369      $ 64,221      $ 82,450      $ 82,450
      250,000             41,764        62,139        81,955       104,741       104,741
      300,000             51,764        76,943       100,722       128,065       128,065
      350,000             61,764        91,747       119,489       151,390       151,390
      400,000             71,764       106,551       138,256       174,714       174,714
      450,000             81,764       121,355       157,023       198,038       198,038
      500,000             91,764       136,159       175,790       221,363       221,363
      550,000            101,764       150,963       194,557       244,687       244,687

Pension Plan

      The Company maintains a non-contributory qualified Pension Plan (the "Plan") for the benefit of its employees, including the individuals named in the Summary Compensation Table. Employees who are at least 21 years of age with one year of service are eligible for this Plan. Contributions to the Plan, which is a defined benefit plan, are not included in the Summary Compensation Table because such contributions are made on an actuarial basis and cannot be separately calculated. The Company recognized pension expense of $786,000 for 2000; however, because the Plan is overfunded, a contribution was not required and not made in 2000.

      Compensation covered by the Plan includes salary but excludes bonuses or incentive awards, if any. Benefits under the Plan as set forth in the table above are determined on a straight-life annuity basis, based upon years of participation completed after December 31, 1978, and highest consecutive 60-month average compensation during the last 120 months of employment and are integrated with Social Security benefits. As of December 31, 2000, Messrs. Lepofsky and Anastasi each had accrued 22 years of benefit service under the Plan, Mr. El-Hillow had accrued 3.8 years, and Mr. Moody had accrued 3.4 years.

      In 1992 the Company adopted a Supplemental Key Executive Retirement Plan ("SERP"), that is designed to supplement benefits paid to certain participants under Company-funded tax-qualified retirement plans, which benefits are otherwise limited with respect to highly paid employees by the Internal Revenue Code. In general, the SERP provides that participants with 25 or more years of service who have reached the age of 65 at the time of retirement will receive a supplemental annual pension from the Company equal to 50 percent of the greater of such participant's (i) average compensation (as described under "Pension Plan" above) or (ii) actual compensation during the 12 months prior to retirement, less all Company-provided retirement benefits. Benefits under the SERP are reduced for participants with less than 25 years of service. The Company recorded additional retirement costs of $217,000 in connection with the SERP in 2000.

      In 1999 the Company adopted a nonqualified Supplemental Benefit Plan intended to provide for the payment of additional retirement benefits to certain key employees of Helix Technology Corporation whose Pension Plan retirement benefits would exceed amounts permitted under the Internal Revenue Code. The supplemental unfunded benefit is equal to the amount of any benefit that would have been payable under the qualified retirement plan, but for the limitations under the Internal Revenue Code. Benefits earned under the Supplemental Benefit Plan are also subject to offset per the provisions of any benefits earned under the Supplemental Key Executive Retirement Plan.

                        COMPENSATION COMMITTEE REPORT

      The Human Resources and Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, non-employee directors. The Committee regularly reviews and approves generally all compensation and benefit programs of the Company and also reviews and determines the actual compensation of the Named Executive Officers, as well as all stock option grants to all employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors, excluding employee directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's 1996 Equity Incentive Plan. The Committee also reviews and administers the Company's 1996 Stock Option Plan for Non-Employee Directors. The Committee reviews from time to time executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

      The Committee uses base salary to compensate the Named Executive Officers for past and ongoing contributions and the performance-based bonus program to provide incentives for enhancing near-term profitability and stockholder value. In addition, it uses stock options to enhance longer-term growth in profitability, return on equity, and stockholder value. In order to meet these objectives, the Committee first sets base salaries for the Named Executive Officers, taking into account the prior year's performance and base salaries among competitive peer groups, and then sets target bonus awards comprising about 15 to 35 percent of total target compensation, depending upon the position being reviewed. The Committee reviews the Company's annual performance plan and the individual goals and objectives of each Named Executive Officer for the ensuing year and sets incentive target bonus awards that are directly linked to the short-term financial performance of the Company as a whole and to the specific annual goals and objectives of each Named Executive Officer. In February of each year the Committee meets to review the performance of the Company and the performance of the Chief Executive Officer and each other Named Executive Officer in relation to the Company's performance plan for the year then ended, as well as to the goals set for the Chief Executive Officer and each other Named Executive Officer, and awards bonuses accordingly. The
Committee then sets base salaries and target bonus awards for the next year. The Committee has discretion to reward extraordinary accomplishments with special bonuses. In this process the Committee first meets with the Chief Executive Officer to review the performance of the Company and the performance of each of the other Named Executive Officers and then meets in an Executive Session to review the performance of all the Named Executive Officers, including the Chief Executive Officer.

      The minimum annual salary of the Chief Executive Officer is set pursuant to an employment agreement entered into by the Company and the Chief Executive Officer. See "Employment Agreements." The Committee may increase the minimum annual salary of the Chief Executive Officer from time to time at its discretion based upon the performance of the Company and such other factors as the Committee may determine.

      In the case of the Company's Chief Executive Officer, the Committee considered the Company's strong financial results for 2000, as well as its ability to successfully meet the substantially increased demand for its products and services during the year. In recognition of that performance and his leadership abilities, the Committee awarded the Company's Chief Executive Officer a bonus for 2000 in an amount $25,000 above his target level.

      The Committee believes that the foregoing combination of base salaries, incentive bonuses, and stock options has helped develop a senior management group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

                                       By the Human Resources and
                                        Compensation Committee,

                                       Dr. Robert H. Hayes, (Chair)
                                       Dr. Marvin G. Schorr
                                       Dr. Mark S. Wrighton

                 STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the change in the cumulative total stockholder return of the Company's Common Stock against the change in the cumulative total return of the S&P Technology Sector Composite Index and the Nasdaq Composite Index for the period of five years ended December 31, 2000. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

              Comparison of Five-Year Cumulative Total Return *
           Among Helix Technology Corporation, Nasdaq (U.S.) Index
                  and S&P Technology Sector Composite Index

                                           Cumulative Total Return
                     ------------------------------------------------------------------
                      12/95       12/96       12/97       12/98       12/99       12/00
---------------------------------------------------------------------------------------

Helix                100.00       76.81      107.36       75.08      263.88      141.17
NASDAQ               100.00      123.04      150.69      212.51      394.92      237.62
S&P Tech Sector      100.00      141.87      178.89      309.44      541.93      325.43

-------------------
* Assumes the value of the investment in Helix Technology Corporation and each index was $100 on December 31, 1995, and that all dividends were reinvested.

                           DIRECTORS' COMPENSATION

      During 2000 each non-employee director received an annual retainer fee of $25,000 ($26,000 for Committee Chairmen), payable in four equal quarterly installments. A director who is also a full-time employee of the Company receives no additional compensation for services as a director.

      In addition, the Company has a stock option plan, the 1996 Stock Option Plan for Non-Employee Directors of the Company (the "1996 Directors' Plan"), covering its non-employee directors. Under the terms of the 1996 Directors' Plan, each non-employee director, when first elected a director at an Annual Meeting of Stockholders, receives an option to acquire 10,000 shares of Common Stock of the Company at a purchase price equal to fair market value on that date. Options are exercisable in five cumulative annual installments of 2,000 shares each. For each non-employee director who remains eligible, an installment of 2,000 shares shall become exercisable immediately upon his or her election as a director at the applicable Annual Meeting of Stockholders and the remaining installments shall become exercisable upon each further reelection as a director of the Company at a subsequent Annual Meeting of Stockholders.

                            EMPLOYMENT AGREEMENTS

      In February 1999 the Company entered into a new employment agreement (the "Agreement") with Mr. Lepofsky, which runs through February 2007. The Agreement has a minimum annual salary, currently $475,000, which may be increased by the Board of Directors from time to time; however, if increased, it may not be reduced again except as part of a general reduction of all executive salaries. The Agreement provides for additional incentive compensation in the sole discretion of the Board of Directors and provides Mr. Lepofsky with a nonqualified supplemental pension benefit that will pay him the benefit that cannot be paid from the Company's tax-qualified pension plan due to Internal Revenue Service limits. The 1999 Agreement contained a nonqualified stock option granting to Mr. Lepofsky the right to purchase up to 200,000 shares of Common Stock of the Company at an option price of $20.8125 per share. This option was granted under the Company's 1996 Equity Incentive Plan and is exercisable in eight annual installments of 25,000 shares each, beginning in February 2000.

      The Agreement provides for certain benefits in the event of involuntary termination of Mr. Lepofsky's employment not for cause or in the event Mr. Lepofsky terminates his employment following (i) a change of control of the Company that is not approved by the Company's Board of Directors, and (ii) a change in a majority of the directors. In the event of his involuntary termination not for cause, or in the event of his voluntary termination following both a change of control of the Company not approved by the Board of Directors and a change in a majority of the directors, Mr. Lepofsky would be entitled to receive base salary continuance through February 2007, or for two years, whichever period is shorter. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the directors on the Board, Mr. Lepofsky would have the right to terminate his agreement and all remaining installments of his 200,000-share stock option would become exercisable. In the event of the involuntary termination of Mr. Lepofsky's employment not for cause, up to three remaining 25,000-share installments of his 200,000-share stock option would become exercisable.

      Any compensation payable to Mr. Lepofsky contingent upon a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. Based on his current base salary and Agreement, Mr. Lepofsky could receive a maximum (as described above) of $1,447,378 under this severance arrangement.

      The Company has entered into employment agreements with each of its other three Named Executive Officers, Messrs. Anastasi, El-Hillow, and Moody, which are terminable at any time. Each agreement provides for a base salary, which may be increased from time to time at the discretion of the Human Resources and Compensation Committee. The agreement further provides for the participation of each such executive officer in the Company's performance-based bonus program. Each agreement requires the Company to pay 12 months' severance pay following termination if the executive officer has been employed for at least one year, and 24 months' severance pay if the executive officer has been employed at least five years. Severance pay is due if the executive is terminated by the Company without cause or if the executive leaves for "good reason" as defined in the agreements. The amount of severance pay is a combination of annual base salary and average annual bonus for the prior three years. The executive is required not to compete with the Company for at least two years following termination.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2000 non-employee directors Dr. Robert H. Hayes, Dr. Marvin G. Schorr, and Dr. Mark S. Wrighton served as members of the Human Resources and Compensation Committee. None of the Human Resources and Compensation Committee members or Named Executive Officers has any relationships that must be disclosed under this caption.

                       SECURITY OWNERSHIP BY PRINCIPAL
                         STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of shares of the Company's Common Stock as of March 14, 2001, (i) by each person (including any partnership, syndicate, or other group) known to management to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) by each director of the Company, (iii) by each of the Named Executive Officers and
(iv) by the executive officers and directors of the Company as a group.

       Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                      Shares Beneficially Owned
                                               -----------------------------------
Beneficial Owner                                  Number          Percent of Class
----------------------------------------------------------------------------------

Capital Group International, Inc.              2,390,260(1)            10.6%
  11100 Santa Monica Boulevard
  Los Angeles, CA 90025-3384

Capital Guardian Trust Company                 2,223,800(1)             9.9%
  11100 Santa Monica Boulevard
  Los Angeles, CA 90025-3384

DePrince, Race & Zollo                         1,892,799(1)             8.4%
  201 South Orange Avenue
  Orlando, FL 32801

Wellington Management Company LLP              1,464,750(1)             6.5%
  75 State Street
  Boston, MA 02109

Non-Employee Directors:
  Arthur R. Buckland                               8,000(2)              **
  Matthew O. Diggs, Jr.                           14,000(2)              **
  Frank Gabron                                    46,800(2)              **
  Robert H. Hayes                                  6,000(2)              **
  Marvin G. Schorr                               100,800(2)              **
  Mark S. Wrighton                                18,400(2)              **

Named Executive Officers:
  Robert J. Lepofsky                             316,594(2)(3)         1.39%
    President and Chief Executive Officer
  Michael El-Hillow                               55,359(2)              **
    Senior Vice President and Chief
    Financial Officer
  Robert E. Anastasi                              82,294(2)              **
    Executive Vice President
  Christopher Moody                               23,690(2)              **
    Senior Vice President

All Directors and Executive Officers
 as a Group (10)                                 671,937(2)(3)         2.95%




-------------------
**    Less than 1 percent of shares outstanding.
<F1>  Based on Schedules 13G or 13D filed with the Securities and Exchange
      Commission.
<F2>  Includes shares that each named individual has the right to acquire within 60 days from March 14, 2001, through the exercise of options. The amounts listed include shares under such options as follows: Mr. Buckland, 8,000; Mr. Diggs, 6,000; Mr. Gabron, 8,000; Dr. Hayes, 4,000; Dr. Schorr, 8,000; Dr. Wrighton, 10,000; Mr. Lepofsky, 25,000;
      Mr. El-Hillow, 52,500; Mr. Anastasi, 67,500; Mr. Moody, 22,500, and all directors and executive officers as a group, 211,500.
<F3>  Includes 40,000 shares held in a trust fund, with respect to which shares Mr. Lepofsky disclaims beneficial ownership.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10 percent of the Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Executive officers, directors, and greater-than-10-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its executive officers, directors, and greater-than-10-percent beneficial owners were complied with.

                         ANNUAL REPORT AND AUDITORS

      The Company's Annual Report on Form 10-K for the year ended December 31, 2000, includes financial statements and a report of PricewaterhouseCoopers LLP. A representative of Pricewater-houseCoopers LLP is expected to be present at the Meeting to make a statement, if he or she so desires, and to respond to appropriate questions. The fees for services provided by Pricewaterhouse-Coopers LLP to the Company in 2000 were as follows:

      Audit Fees                                        $180,300
      Tax Consulting and Compliance                      206,088
                                                        --------
                                                        $386,388

      Copies of the Annual Report on Form 10-K may be obtained by stockholders without charge upon written request addressed to Investor Relations, Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048-9171.

                                OTHER MATTERS

      Management does not know of any matters to be presented to the Meeting other than as described above. If any other matters properly come before the Meeting and discretionary voting authority can be exercised, it is intended that the holders of the Proxies will vote the Proxies upon those matters in accordance with their best judgment.

                            STOCKHOLDER PROPOSALS

      The Company must receive any stockholder proposal intended to be included in the Company's proxy materials for the 2002 Annual Meeting of Stockholders no later than November 22, 2001. The Company must receive any stockholder proposals intended to be presented at such meeting in 2002 not later than 45 days prior to the meeting.

                          EXPENSES OF SOLICITATION

      The cost of preparing, assembling, and mailing proxy materials will be borne by the Company. In addition to solicitation by use of the mails, the Company may request brokers and banks to forward copies of proxy materials to persons for whom they hold Common Stock and to obtain authority for the execution and delivery of Proxies. Several officers and employees of the Company may request the return of the Proxies by telephone, facsimile, and personal interview.




                                       Beverly L. Armell
                                       Corporate Secretary

March 30, 2001

                                                                 APPENDIX A

                        HELIX TECHNOLOGY CORPORATION
                                   CHARTER
                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE:

      The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting process, including reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

      The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

      This Charter shall be reviewed for adequacy on an annual basis by the Board.

MEMBERSHIP AND TERM OF APPOINTMENT:

      The Audit Committee shall consist of not less than three directors. A chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the whole Board of Directors.

      The Committee's composition will meet the requirements of the Nasdaq Audit Committee Requirements. Accordingly, all of the members will be directors:

      * Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

      * Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

      In addition, at least one member of the Committee will have accounting or related financial management expertise.

QUORUM AND VOTING:

      At the meetings of the Audit Committee, the presence of a majority of all members shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all members shall be necessary to take any action.

RULES:

      The Audit Committee may adopt such rules and regulations, not inconsistent with law nor with the provisions of the Restated Certificate of Incorporation or the By-Laws or of any applicable resolution of the Board of Directors, for the calling and holding of meetings of the Committee and for the transaction of business at such meetings, as the Committee may deem necessary and desirable. The Committee shall keep regular minutes of its proceedings and shall report the same to the next meeting of the Board of Directors.

RESOURCES AND AUTHORITY:

      The Audit Committee shall be provided with the necessary resources, including staff and administrative support, by the Company to effectively discharge its duties and responsibilities assigned by the Board of Directors. The Audit Committee shall have the discretion to institute investigations of improprieties or suspected improprieties, including the standing authority to retain special counsel or other staff, with full access to all books, records, facilities, and personnel of the Company.

KEY RESPONSIBILITIES:

      The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

      * The Audit Committee shall meet at least three times each year and shall call special meetings, as circumstances require. The Audit Committee shall review the financial reporting process and shall review management's system of internal controls designed to provide reasonable assurance as to the integrity, objectivity, consistency, and fair presentation of the Company's financial statements. When appropriate, the Audit Committee shall meet with legal counsel to discuss legal matters that may have an impact on the Company's financial statements.

      * The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

      * If necessary, the Committee shall review as a whole, or through the Committee Chair, with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

      * Before the beginning of each fiscal year, the Audit Committee shall review management's plans for engaging the Company's independent public accountant to perform management services during the coming year, considering the types of services that may be rendered and the proposed fees.

      * Annually, the Audit Committee shall review and approve the selection of an independent public accountant, and review management's evaluation of factors related to the independence of the Company's public accountant. The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence and take, or recommend that the Board take, appropriate action regarding the independence of the outside auditor.

      * The Audit Committee shall review the management of the Company's Pension Plan. At least once a year the Audit Committee will meet with Company management to review performance.


April 2000

                                    PROXY

                        HELIX TECHNOLOGY CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Lepofsky and Beverly L. Armell and each of them as Proxies of the undersigned, each with the power of substitution, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on April 25, 2001, or any adjournment thereof, and there to vote all shares of Helix Technology Corporation held of record by the undersigned on March 14, 2001, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. If any nominee for Director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

SEE REVERSE  (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)  SEE REVERSE
   SIDE                                                              SIDE

[X]  Please mark
     votes as in
     this example.

1.    Election of Directors.

      Nominees:  (01) A. Buckland, (02) M. Diggs, Jr., (03) F. Gabron,
                 (04) R. Hayes, (05) R. Lepofsky, (06) M. Schorr,
                 (07) M. Wrighton

      [ ] FOR           [ ] WITHHELD
          ALL               FOR ALL
          NOMINEES          NOMINEES

[ ] ____________________    MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]
    For all nominees
    except as noted above   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                       Please sign exactly as your name
                                       appears. Joint owners should each sign
                                       personally. If acing as attorney,
                                       executor, trustee, or in other
                                       representative capacity, sign name and
                                       title.

Signature: ____________ Date: ______   Signature: ____________ Date: ______